EXHIBIT 25.2(r)(2)

                                 CODE OF ETHICS

I.    INTRODUCTION

      A. This Code of Ethics (the "Code") is based on the principle that employees of JGD Management Corp. ("JGD" or the "Firm") and its affiliates owe a fiduciary duty to, among others, the funds and accounts which JGD and its affiliates manage (the "Funds") and any advisory clients. Accordingly, employees must avoid activities, interests and relationships that might interfere or appear to interfere with making decisions in the best interests of the Funds and other advisory clients of the Firm. Each employee is under a duty to exercise his or her authority and responsibility for the benefit of JGD, the Funds and other advisory clients and may not participate in any activities that may conflict with the interests of JGD, the Funds or other advisory clients. For the purpose of this code, advisory client includes any client (including Funds) for which JGD or any of its affiliates serves as investment adviser, renders investment advice or makes investment decisions.

At all times, employees must:

      1. Place the interests of advisory clients first. In other words, as an employee and a fiduciary, employees must scrupulously avoid serving their own personal interests ahead of the interests of advisory clients. Employees may not cause an advisory client to take action, or not take action for the employee's benefit rather than the benefit of the advisory client. For example, an employee would violate this Code by causing an advisory client to purchase a security already owned by the employee for the purpose of increasing the price of the security. Another example would be if an employee invested in a security that was appropriate for an advisory client without first considering that investment for the advisory client.

      2. Avoid taking inappropriate advantage of your position. The receipt of investment opportunities, perquisites, or gifts from persons seeking business with the Funds or advisory clients or with JGD could call into question the exercise of the employee's independent judgment. Accordingly, employees may accept such items only in accordance with the limitations of this Code. In addition, employees may not use the knowledge of client portfolio transactions to profit by the market effect of those transactions.

      3. Conduct all personal securities transactions in full compliance with this Code, including all pre-authorization and reporting requirements, and comply fully with JGD's policies and procedures regarding inside information.

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      While JGD encourages employees and their families to develop personal investment programs, employees must not take any action that could cause even the appearance that an unfair or improper action has been taken. Accordingly, employees must follow the policies set forth below with respect to trading in any employee or related account. Doubtful situations should be resolved in favor of advisory clients. Any questions concerning the Code should be addressed to the Chief Compliance Officer ("CCO") of JGD (see Appendix 2).

      The Code applies to every employee of JGD. In addition, JGD's Policies and Procedures Manual also applies to every employee. In any instance in which both the Code and the Policies and Procedures Manual apply, the more restrictive rule applies.



























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II.   PERSONAL SECURITIES TRANSACTIONS

      A. Annual Disclosure of Personal Investments. In addition to the trade reporting requirements discussed below in Section II, employees must disclose all of their personal investments annually. This includes all private investments, hedge funds, mutual funds, 529 accounts, ETFs and brokerage accounts. In addition, all related accounts and any other non-client accounts over which employees have investment discretion or influence must be disclosed. Such disclosure must be made initially (no later than 10 days after the commencement of employment), and annually thereafter. Each such report must be current as of a date no more than 30 days before the report is submitted. Although the terms are defined in Appendix 1, in general, employee accounts are accounts in which the employee has a beneficial interest or a direct or indirect power to make investment decisions. Related accounts are accounts of a member of an employee's immediate household. Immediate household includes an employee's spouse, children, relatives or others living with an employee, whose investment holdings and accounts the employee controls or from whose holdings and accounts the employee derives a financial benefit.

      B.    Trade Preauthorization Requirements.

            1. General Requirement. All securities transactions in an employee account or related account must be preauthorized except for securities transactions set forth in the following section II.B.4.

            2. Pre-Clearance does not Protect Wrongdoing. Compliance with this pre-clearance requirement is separate from and in addition to the employee's other obligations under this Code. Even if an employee has pre-cleared a transaction in a security subject to this Code, each employee acknowledges that the transaction may be subject to further review by the CCO if the transaction is ultimately determined to have been made in contravention to one or more provisions of the Code.

            3. Options. When trading options, the employee must pre-clear the underlying security and the option before entering an option contract.

            4. Exempt Transactions. The following securities transactions are exempt from the preauthorization requirements set forth in
                  Section II.B.1 of this Code.

                  a. Transactions in Securities issued by any mutual fund or hedge fund other than any of the Funds;


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                  b.    Transactions in direct obligations of the U.S.
                        Government;

                  c. Transactions in money market instruments, including the following:

                        i.    bankers' acceptances;

                        ii.   bank certificates of deposit;

                        iii.  commercial paper; and

                        iv. high quality short-term debt instruments, including repurchase agreements.

                  d. Certain Corporate Actions. Any acquisition of securities through stock dividends, dividend reinvestments, stock splits, reverse stock splits, mergers, consolidations, spin-offs, or other similar corporate reorganizations or distributions generally applicable to all holders of the same class of securities.

                  e. No Direct or Indirect Influence or Control. Any transaction effected in any employee or related account over which you do not have any direct or indirect influence or control. Such accounts are, however, subject to the trade reporting requirements in Section II.

                  f. Miscellaneous. Other categories of securities transactions as may from time to time be designated in writing by the CCO on the grounds that the risk of abuse is minimal or non-existent.


      C.    Preauthorization Requests.

            1. Trade Authorization Request Form. Prior to entering an order for a securities transaction in an employee account or a related account, the employee must complete, in writing, a Trade Authorization Request Form (set forth in Appendix 2) and submit the completed form to the CCO. If the CCO is out of the office or unavailable, the CFO will review the Trade Authorization Request Form.

            2. Review of the Form. After receiving the completed Trade Authorization Request Form, the CCO will review the information and, as soon as practicable, determine whether to authorize the


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                  proposed securities transaction. The authorization and date and time of the authorization must be reflected on the Trade Authorization Request Form. The CCO will keep the completed form, and return a copy to the employee.

            3. Length of Trade Authorization Approval. The authorization provided by the CCO is effective, unless revoked, until the earlier of (1) the close of business on the day the authorization is granted or, if authorization is granted after 3:00 p.m., then 10:00 a.m. the next business day, or (2) the employee's discovery that the information in the Trade Authorization Request Form is no longer accurate. If the securities transaction is not placed within that period, a new authorization must be obtained before the securities transaction is placed. If the securities transaction is placed but has not been executed within three trading days after the authorization is granted (as, for example, in the case of a limit order), a new authorization is unnecessary, unless the person placing the original order for the securities transaction amends it in any way.

      NO ORDER FOR A SECURITIES TRANSACTION FOR WHICH PREAUTHORIZATION IS SOUGHT MAY BE PLACED PRIOR TO THE RECEIPT OF WRITTEN AUTHORIZATION OF THE TRANSACTION SHOWING THE DATE AND TIME OF THE AUTHORIZATION BY THE CCO. VERBAL APPROVALS ARE NOT PERMITTED.

      NO EXPLANATION IS REQUIRED FOR REFUSALS. IN SOME CASES, TRADES MAY BE REJECTED FOR A REASON THAT IS CONFIDENTIAL. THE CCO IS NOT REQUIRED TO GIVE ANY EXPLANATION FOR REFUSING TO AUTHORIZE A SECURITIES TRANSACTION.


      D. Prohibited Transactions. The following securities transactions in employee accounts and related accounts are prohibited transactions and will not be authorized absent extraordinary circumstances:

            1. Inside Information. Securities transactions by any person while in possession of material non-public information regarding the security or the issuer of the security.

            2. Market Manipulation. Transactions intended to raise, lower, or maintain the price of any security or to create the false appearance of active trading.


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            3.    Restricted List Securities. Transactions in securities that appear on the Firm restricted list, except under limited circumstances specified on those lists or in the Policies and Procedures Manual.

            4. Five-Day Blackout. Securities transactions within five calendar days after purchase or sale of the same securities (or equivalent securities) by an advisory client. For example, if an advisory client trades a security on day one, day six is the first day an employee may trade that security for an account in which he or she has a beneficial interest.

            5. Intention to Buy or Sell for Advisory Client. Securities transactions at a time when you intend, or know of another employee's intention, to purchase or sell that security (or an equivalent security) on behalf of an advisory client are prohibited. This prohibition applies whether the securities transaction is in the same (e.g. two purchases) or the opposite (a purchase and sale) direction of the transaction of the advisory client. When monitoring this prohibition, the CCO will refer to JGD's "buy" or "sell" list of securities (updated periodically) to ascertain whether a security was being actively considered for investment purposes.

            6. Initial Public Offerings. Acquisition of securities in an initial public offering.

            7. Others. Any other securities transaction deemed by the CCO to involve a conflict of interest, possible diversion of a corporate or advisory client opportunity, or the appearance of impropriety.


      E.    Treatment of Private Placements.

            Absent prior written approval by the CCO, the acquisitions of securities in private placements are prohibited. This approval will not be granted unless the employee can clearly demonstrate that a) the investment is not presently appropriate for any advisory client, b) it is unlikely that the investment will be appropriate for any advisory client in the future, and c) the investment is not being offered to the employee because of his or her position with JGD. The sale of a security acquired in a private placement is similarly restricted. Written documentation will be maintained to demonstrate the rationale supporting any approval of a private placement.

            If, after receiving the required approval, the employee acquires securities in a private placement, the employee must immediately disclose that investment to the CCO if the employee begins to play a part in any consideration of an investment in the issuer by any Fund or other advisory client. The decision to


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      purchase securities of the issuer by an advisory client in such circumstances must be independently reviewed and authorized by the CCO.


      F.    Short-Term Trading Activity.

            Short-term trading activity (that is, purchases and sales (or sales and purchases) of the same (or equivalent) securities by any employee within a 14-day period) is prohibited under this Code. JGD encourages investment rather than short-term trading by employees. Accordingly, all employee and related accounts will be subject to monitoring. Exceptions to this prohibition on short-term trading must be pre-cleared by the CCO in accordance with the procedures in Section II.C.

      G.    Trade Reporting Requirements

            1. Reporting Requirement. Employees must arrange for the CCO to receive directly from the executing broker, dealer or bank duplicate copies of each monthly statement for each employee account or related account. If employees are not able to arrange for duplicate monthly account statements to be sent, they must immediately notify the CCO.

            2. Review and Availability. All information supplied under this Code, including transactions and monthly account statements, will be subject to review by the CCO. All information supplied will be available for inspection by the CCO of JGD, JGD's outside counsel, any party to which any investigation is referred by any of the foregoing, a supervisor, the Securities and Exchange Commission, any self-regulatory organization of which JGD is a member and any state securities commission.

      H.    Chief Compliance Officer

            The Firm's President will review and sign off on all investments and investment activity of the CCO.


III.  FIDUCIARY DUTIES

      A. Confidentiality. Employees may not reveal any information relating to the investment intentions, activities or portfolios of advisory clients or securities that are being considered for purchase or sale, except to persons at JGD or persons outside JGD to who disclosure is in the interests of JGD, the Funds and advisory clients.


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      B.    Gifts and Entertainment.

            1. Accepting Gifts and Entertainment. On occasion, as a result of an employees position with JGD, the employee will be offered, or receive gifts from clients, brokers, vendors or other persons not affiliated with JGD. Extraordinary or extravagant gifts are not permissible and must be declined or returned, absent approval by the CCO. Gifts of nominal value, (i.e., gifts whose reasonable value is no more than $500 annually from a single giver) and promotional items (e.g., pens, mugs) may be accepted. Customary business lunches, dinners and entertainment (e.g., sporting events) are acceptable as long as the employee and his business counterpart both attend (however, if the entertainment appears extremely lavish, notify the CCO). Gifts of cash and cash equivalents are prohibited.

                  If the employee receives or anticipates receiving any gift or entertainment that might be prohibited under this code, employee must inform his or her supervisor, who will, if necessary, seek the guidance of the CCO.

2. Giving Gifts and Providing Entertainment. Employees may not give any gift in excess of $500 per year to persons associated with securities or financial organizations, including exchanges, news media or clients of the Firm. Employees may provide reasonable entertainment to persons associated with securities or financial organizations provided that both employee and recipient are present.

            3.    Master Log for Reporting and Approval.    All gifts and
                  entertainment given or accepted by an employee (other than those valued at less than $250) must be recorded on JGD's Gift and Entertainment Master Log maintained by the CCO. The employee is required to submit the information on the form attached as Appendix 5. In any event, the giving or receipt of any gift or entertainment of a value exceeding $500 must be approved by the CCO. If possible, this must be approved prior to the giving or receipt of the gift or entertainment.

            4. Solicitation of Gifts. All solicitation of gifts or gratuities is unprofessional and is strictly prohibited.

            5. Embarrassing Situations. Employees must never accept or give any gift or entertainment that would cause the employee or JGD embarrassment if it were ever made public.


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      C.    Corporate and Advisory Client Opportunities. You may not take personal advantage of any opportunity properly belonging to JGD or any advisory client. This includes, but is not limited to, acquiring securities for your own account that would otherwise be an appropriate investment for JGD or an advisory client.

            Under certain limited circumstances, and only with the prior written approval of the CCO, an employee may participate in certain opportunities that might be appropriate for an advisory client, but are deemed by the CCO not likely to have an adverse effect on any advisory client. In making his determination, the CCO will consider the following factors: (i) whether any advisory client was legally and financially able to take advantage of this opportunity; (ii) whether any advisory client would be disadvantaged in any manner;
            (iii) whether the opportunity is de minimis; and (iv) whether the opportunity is clearly not related economically to securities to be purchased, sold or held by any advisory client. Employee or related accounts shall not be deemed to have violated this section by virtue of an investment by JGD or any of its affiliates in any of the Funds.

            An employee may not usurp a corporate opportunity by making for his or her own account, or a related account, an investment that would be appropriate for JGD or any of its affiliates, unless, in the course of the pre-clearance transaction, the CCO determines that the proposed investment is either inappropriate or undesirable for JGD or any of its affiliates or that JGD or any of its affiliates would also be able to participate in the investment on a no less advantageous basis.

      D. Undue Influence. You may not cause or attempt to cause any advisory client to purchase, sell or hold any security for the purpose of creating any personal benefit for an employee account or related account.

            If an employee account or related account stand to benefit materially from an investment decision for an advisory client that you are recommending or participating in, you must disclose that interest to the CCO. The disclosure must be made before the investment decision and should be documented and provided to the CCO. Based on the information given, a decision will be made on whether or not to restrict the employee's participation in causing an advisory client to purchase or sell a security in which that employee has an interest.

      E. Service as a Director. You may not serve on the board of directors (or any similar capacity) of another company (other than a company affiliated with JGD) without prior written authorization of the CCO. If approval is granted for service on the Board of Directors of a publicly traded


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            company, it will normally require that the director be insulated from those making investment decisions regarding securities issued by the company on whose board the director sits.

      F. Outside Business Activities. You may not engage in any of the following outside business activities without the prior written consent of the CCO:

            1.    Be engaged in any other business;

            2. Be employed or compensated by any other person for business-related activities;

            3.    Serve as an employee of another organization;

            4.    Invest in limited or general partnerships; and

            5. Engage in securities transactions to such an extent that employee's attention is diverted from employment responsibilities of JGD and its advisory clients.


IV.   ENFORCEMENT OF THE CODE

      A. Investigating Violations of the Code. The CCO will investigate any reported or suspected violation of the Code, recommend sanctions, and report to the Code of Ethics Committee.

      B. Annual Reports. The CCO will review the Code at least once a year, in light of legal and business developments and experience in implementing the Code. The CCO will prepare an annual written report to the Chief Executive Officer of JGD which:

            1. Summarizes existing procedures concerning personal investing and any changes in the procedures made during the past year. If material changes to the Code are made during the year, the CCO will report such changes to the Code of Ethics Committee.

            2. Identifies any violations requiring significant remedial action during the past year.

            3. Identifies any recommended changes in existing restrictions or procedures based on the experience under the Code, evolving industry practices, or developments in applicable laws or regulations.


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            4.    Certifies that JGD has adopted procedures reasonably necessary to prevent its employees from violating the Code.

      C. Remedies. If the CCO determines that an employee has violated the Code, sanctions may be imposed or other actions taken as deemed appropriate, including a letter of caution or warning, suspension of personal trading rights, suspension of employment (with or without compensation), fine, required disgorgement of short-term trading profits, civil referral to the SEC, criminal referral, and/or termination of employment for cause. As part of any sanction, the CCO may require the employee to reverse any trades in question and forfeit any profit or absorb any loss from the trade.

      D. Review. Whenever the CCO determines that an officer, trustee or employee of any Fund has committed a violation of the Code meriting significant remedial action, he will report to the Code of Ethics Committee information relating to the investigation of the violation, including any sanctions imposed. The Code of Ethics Committee shall have the power to modify or increase the sanction as it deems appropriate, and may direct the reversal of any trade affecting the Fund. In performing this function, the Code of Ethics Committee shall have access to all information considered by the CCO in relation to the case.

      E. Compliance Certification. At least once a year, employees will be required to certify on the Employee Certification Form set forth in Appendix 6 that the employee has read and understands this Code, that the employee has complied with the requirements of the Code, and that the employee has disclosed or reported all personal securities transactions required to be disclosed or reported on the forms appended to this Code.

      F. Inquiries Regarding the Code. Please call the CCO if you have any questions about this Code or any other compliance-related matters.

      G. Exceptions to the Code. Although exceptions to the Code will rarely, if ever, be granted, the CCO of JGD may make exceptions, on a case-by-case basis, to any of the provisions of this Code upon a determination that the conduct at issue involves at most a negligible opportunity for abuse or otherwise merits an exception to the Code. Approval of all such exceptions must be in writing. If the exception involves an officer, trustee, or Employee of JGD or any Fund, the CCO shall report the exception to the Code of Ethics Committee at the next regularly scheduled Board meeting.


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                                                                      Appendix 1

                                   DEFINITIONS

"Advisory Client" means any client (including funds and managed accounts) for whom JGD or any of its affiliates may serve as an investment adviser, render investment advice or makes investment decisions.

"Beneficial Interest" means the sole or shared power to vote or to direct the voting, or to dispose of or to direct the disposition of securities or the sole or shared right to receive or the power to direct the receipt of dividends, income or proceeds from the sale of securities; provided, however, that any interest in an employee or related account over which you do not have any direct or indirect influence or control over investments shall not be deemed a beneficial interest.

"Employee" means any officer or employee of JGD or any of its affiliates.

"Employee Account" means the following securities accounts: any personal account of an employee; any joint or tenant-in-common account in which the employee has an interest or is a participant; any account for which the employee acts as trustee, executor or custodian; any account over which the employee has investment discretion or otherwise can exercise control (other than non-related clients' accounts over which the employee has investment discretion), including the accounts of entities controlled directly or indirectly by the employee; and any other account in which the employee has a direct or indirect beneficial interest (other than such accounts over which the employee has no investment discretion and cannot otherwise exercise control.)

"Equivalent Security" means any security issued by the same entity as the issuer of a security, and all derivative instruments, such as options and warrants.

"Fund" means any investment company of any type for which JGD or any of its affiliates serves as an adviser.

"Immediate Household" of an individual means the individual's spouse, children, relatives, and others living with the individual who exercise direct or indirect influence or control, or from whose investment holdings and accounts the individual derives a financial benefit. An individual is presumed (i) to derive a financial benefit from the holdings and accounts of a spouse living with him or her and (ii) to control the investment holdings and accounts of any child under the age of 18 living with him or her.

 "Related Account" means any securities account of a member of the employee's immediate household.

"Security" includes stock, notes, bonds, debentures and other evidences of indebtedness (including loan participation and assignments), limited partnership interests, investment contracts, all derivative instruments, such as options and warrants, and any other instrument within the definition of the term "security" in the Securities Act of 1933.

"Securities Transaction" means a purchase or sale of securities.


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                TRADE AUTHORIZATION REQUEST FOR EMPLOYEE ACCOUNTS
                              AND RELATED ACCOUNTS

     (1)  Name of employee requesting authorization,
          and relevant account number:                  ________________________

     (2)  If different than #1, name of the person in
          whose account the trade will occur:           ________________________

     (3)  Relationship of (2) to (1):                   ________________________

     (4)  Name of Firm at which the account is held:    ________________________

     (5)  Name of security:                             ________________________

     (6)  Maximum number of shares or units to be
          purchased or sold or amount of bond:          ________________________

     (7)  Check those that are applicable:              ___Purchase   ___Sale

                                                        ______ Market Order

                              ______Limit Order (Price of Limit Order:_______)

     (8)  Do you possess material nonpublic information regarding
          the security or the issuer of the security?                Yes   No

     (9)  To your knowledge, are there any outstanding purchase or sell orders for this security or any equivalent
          security on behalf of any JGD client, including but not
          limited to any investment company managed by JGD?          Yes   No

     (10) To your knowledge, has JGD purchased or sold these
          securities or equivalent securities for any client
          within the past five calendar days or do you expect
          that JGD will will purchase or sell these securities or
          equivalent securities on behalf of any client within
          the next five calendar days?                               Yes   No

     (11) Are the securities being acquired in an initial public
          offering?                                                  Yes   No

     (12)  Has this opportunity been offered to the Firm?            Yes   No


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     (13) Are the securities being acquired in a private
          placement?                                                 Yes   No

     (14) Have you or any related account covered by the
          preauthorization provisions of the Code purchased or
          sold these securities within the past 14 days?             Yes   No


I have read the Code of Ethics for JGD within the prior 12 months and believe that the proposed trade fully complies with the requirements of the Code.



                                          -----------------------------
                                                Employee Signature


                                          -----------------------------
                                                Print Name


                                          -----------------------------
                                                Date Submitted



Authorized by: _____________________________

Date:          _____________________________











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                  ACKNOWLEDGEMENT OF RECEIPT OF CODE OF ETHICS

      I acknowledge that I have received the Code of Ethics of JGD, and represent that:

      1. In accordance with Section II of the Code of Ethics, I will fully disclose the securities holdings in my employee accounts and related accounts (as defined by the Code of Ethics)

      2. I accordance with Section II of the Code of Ethics, I will obtain prior authorization for all securities transactions in each of my employee accounts and related accounts, except for transactions exempt from preauthorization under Section II of the Code of Ethics.

      3. In accordance with Section II of the Code of Ethics, except for transactions exempt from reporting under Section II of the Code of Ethics, I will arrange for the CCO to receive duplicate copies of each confirmation and monthly statements for each securities transaction of all employee accounts or related accounts (unless I am an Independent Fund Trustee), and I will report all securities transactions in each of my employee accounts and related accounts (if I am an Independent Fund Trustee).

      4.    I will comply with the Code of Ethics in all respects.

      5. I agree to disgorge and forfeit any profits on prohibited transactions in accordance with the requirements of the Code.



                                                -----------------------
                                                Employee Signature


                                                -----------------------
                                                Print Name

Dated:___________________







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           ANNUAL CERTIFICATION OF COMPLIANCE WITH THE CODE OF ETHICS


I certify that during the past year:

      1. In accordance with Section II.A of the Code of Ethics, I have fully disclosed the securities holdings in my employee accounts and related accounts (as defined in the Code of Ethics).

      2. In accordance with Section II.C of the Code of Ethics, I have obtained prior authorization for all securities transactions in each of my employee accounts and related accounts except for transactions exempt from preauthorization under Section II.C of the Code of Ethics.

      3. In accordance with Section II.H of the Code of Ethics, except for transactions exempt from reporting under Section II of the Code of Ethics, I have arranged for the CCO to receive duplicate copies of each monthly statement for all employee accounts or related accounts (unless I am an Independent Fund Trustee), and I have reported all securities transactions in each of my employee accounts or related accounts (if I am an Independent Fund Trustee).

      4.    I have complied with the Code of Ethics in all respects.



                                                -----------------------
                                                Employee Signature


                                                -----------------------
                                                Print Name

Dated:___________________









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                        GIFT AND ENTERTAINMENT MASTER LOG


Employee Name:      __________________________

Employee Signature: __________________________

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                                                             RELATIONSHIP
            THIRD PARTY       ITEMS                         WITH PROVIDER
             PROVIDER/      PROVIDED OR                     OR RECIPIENT:
             RECIPIENT       RECEIVED      APPROXIMATE       REASONS FOR
           (E.G., BROKER  (E.G., DINNER      VALUE OF         GIVING OR
  DATE      OR DEALER)      OR CONCERT     EACH ITEM ($)      ACCEPTING
-------- ---------------- -------------- ----------------- ------------------



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-----------------------------------------------------------------------------


Approved by: ______________________________

Date:        ______________________________





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